As filed with the Securities and Exchange Commission on April 23, 1997
                                                      Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                  --------------------------------------------


                            PVC CONTAINER CORPORATION
             (Exact name of Registrant as specified in its charter)

                Delaware                                      13-26165435
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                     Identification No.)

         401 Industrial Way West                                 07724
          Eatontown, New Jersey                               (Zip Code)
(Address of Principal Executive Offices)

                  --------------------------------------------


                    EMPLOYEE 1996 INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)

                  --------------------------------------------


                             Herbert S. Meeker, Esq.
                             Baer Marks & Upham LLP
                                805 Third Avenue
                            New York, New York 10022
                     (Name and address of agent for service)

                                 (212) 702-5700

          (Telephone number, including area code, of agent for service)

                       Copies to: Herbert S. Meeker, Esq.
                             Baer Marks & Upham LLP
                                805 Third Avenue
                            New York, New York 10022
                                 (212) 702-5700

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                       Proposed
TITLE OF                                               Maximum           Proposed Maximum
SECURITIES                     Amount to be         Offering Price      Aggregate Offering          Amount of
TO BE REGISTERED              Registered(1)          Per Share(2)            Price(2)           Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Shares, $.01
par value per share          1,000,000 shares           $4.50               $4,500,000              $1,364.00
===================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) on the basis of the average of the high and low sale prices of the Registrant's Common Shares on the Nasdaq National Market on February 28, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by PVC Container Corporation, a corporation formed under the laws of the State of Delaware (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended 6/30/96 under the Securities Exchange Act of 1934 ("Exchange Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statement has been filed.

         (b) The Registrant's Information Statement relating to a special meeting of Shareholders held on January 16, 1997 pursuant to which the 1996 Incentive Stock Option Plan was approved and described.

         (c) The description of the Registrant's shares of Common Stock $.01 par value which is contained in the Registrant's Registration Statement filed with the Commission on Form 8-A under Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed subsequent to the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware ("GCL"), as amended from time to time, each person who is or was a director or officer of the Registrant and the heirs, executors and administrators of such a person. Any expenses (including attorneys' fees) incurred by each person who is or was a director or officer of the Registrant, and the heirs, executors and administrators of such a person in connection with defending any such proceeding in advance of its final disposition shall be paid by the Registrant; provided, however, that if the GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number

   4.1 1996 Incentive Stock Option Plan of PVC Container Corporation (incorporated by reference to the Registrant's Report on Form 8-K filed with the Commission on January 8, 1997 and approved by the Stockholders of the Registrant on January 16, 1997 with respect to 600,000 shares of Common Stock of the Registrant.

  *5.1       Opinion of Baer Marks & Upham LLP.

 *23.1       Consent of Ernst & Young.

 *23.2       Consent of Baer Marks & Upham LLP (contained in Exhibit 5.1).

 *24.1 Powers of Attorney (included on signature page of this Registration Statement).

---------------------
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eatontown, New Jersey, on the 19th day of February, 1997.

                                    PVC Container Corporation

                                    By:  /s/ Philip L. Friedman
                                        ------------------------------
                                         Phillip L. Friedman
                                         President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip L. Friedman and John C. D'Avella his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                             Date
---------                         -----                             ----
/s/Phillip L. Friedman            Chief Executive Officer     February 19, 1997
----------------------------      (principal executive
Phillip L. Friedman               officer) and Director

/s/William Del Pizzo              Vice President and Chief    February 19, 1997
----------------------------      Financial Officer
William Del Pizzo                 (principal financial
                                  officer and principal
                                  accounting officer)

/s/John C. D'Avella               Executive Vice President    February 19, 1997
----------------------------      Secretary and Director
John C. D'Avella

/s/Raymond A. Lancaster           Director                    February 24, 1997
----------------------------
Raymond A. Lancaster

/s/George R. Begley               Director                    February 24, 1997
----------------------------
George R. Begley

/s/Michael Sherwin                Director                    February 25, 1997
----------------------------
Michael Sherwin

/s/John F. Turben                 Director                    February 25, 1997
----------------------------
John F. Turben

                                EXHIBIT INDEX


Exhibit
Number                            Description
-------                           -----------

   4.1 1996 Incentive Stock Option Plan of PVC Container Corporation (incorporated by reference to the Registrant's Report on Form 8-K filed with the Commission on January 8, 1997 and approved by the Stockholders of the Registrant on January 16, 1997 with respect to 600,000 shares of Common Stock of the Registrant.

  *5.1       Opinion of Baer Marks & Upham LLP.

 *23.1       Consent of Ernst & Young.

 *23.2       Consent of Baer Marks & Upham LLP (contained in Exhibit 5.1).

 *24.1 Powers of Attorney (included on signature page of this Registration Statement).

---------------------
*Filed herewith.